                               UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           WASHINGTON, D.C. 20549



                                  FORM 8-K





                   CURRENT REPORT PURSUANT TO SECTION 13 OR 15 (d)
                      OF THE SECURITIES EXCHANGE ACT OF 1934




                    Date of Report: October 21, 1996
                   (Date of earliest event reported)



                 INTERNATIONAL BUSINESS MACHINES CORPORATION
            (Exact name of registrant as specified in its charter)




          New York               1-2360               13-0871985
  (State of Incorporation)     (Commission          (IRS employer
                              File Number)         Identification No.)



          ARMONK, NEW YORK                              10504
(Address of principal executive offices)              (Zip Code)



                                914-765-1900
                       (Registrant's telephone number)

Item 5.  Other Events

     The registrant's press release dated October 21, 1996, regarding its financial results for the periods ended September 30, 1996, including unaudited consolidated financial statements for the periods ended
September 30, 1996, are attached.

                                SIGNATURE





     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.





                          INTERNATIONAL BUSINESS MACHINES CORPORATION
                                             (Registrant)



Date:  October 21, 1996




                                 By:          John R. Joyce
                                     --------------------------------
                                             (John R. Joyce)
                                      Vice President and Controller

IBM Announces Third-Quarter 1996 Results

October 21, 1996

IBM today reported third-quarter 1996 net earnings of $1.3 billion, or $2.45 per common share. This compares to earnings of $1.3 billion, or $2.30 per common share, in the same period of last year, excluding a one-time charge of approximately
$1.8 billion associated with IBM's acquisition of the Lotus
Development Corporation.  Third-quarter 1996 revenues grew
8 percent year over year to $18.1 billion.

Louis V. Gerstner, Jr., IBM chairman and chief executive officer, said: "This was a very good quarter. A highlight was the continued rollout of integrated solutions that help fulfill the promise of a networked world to our customers. For example, we joined with 16 major banks to form Integrion Financial Network, an on-line service for interactive banking and electronic commerce. Our Internet mall -- known as World Avenue -- opened its doors, allowing customers to shop electronically using secure, industry-leading technology. In addition, the Singapore government launched a network-based system, developed with IBM, to speed and simplify all aspects of procurement.

"Our network computing efforts also resulted in the delivery of major new products such as 'Domino,' which helps customers rapidly develop applications for the Internet and intranets using
Lotus Notes. In addition, we introduced our first network computer and a family of products and services called
CommercePOINT designed to provide secure electronic commerce on the World Wide Web.

"From a business unit standpoint," Mr. Gerstner said, "our PC division had another outstanding quarter and our server product performance was strong with the exception of the RS/6000, which has been undergoing a major product transition. Software revenues were basically flat, but our high-priority software products grew well, including Lotus Notes and Tivoli system management software as well as other pivotal distributed products. Our services business continued to show excellent growth.

"As a result of these factors, total revenues increased
11 percent at constant currency. Importantly, our revenue growth over the past seven quarters has averaged 8 percent at constant currency."

Revenues increased in North America, Asia, and Latin America, while European revenues were flat. Specifically, revenues from North America were $8.2 billion, up 14 percent year over year. Asia-Pacific revenues grew 8 percent to $3.5 billion and Latin America revenues rose 12 percent to $811 million. European revenues were essentially unchanged year over year at $5.6 billion.

Currency had an approximately 3 percentage point negative impact on revenue results in the third quarter. This compares with an approximately 3-point favorable impact in the third quarter of last year and an approximately 5-point negative impact in the second quarter of this year. Excluding the effects of currency, Asia-Pacific revenues climbed 19 percent and European revenues grew 1 percent.

Hardware sales revenues totaled $8.4 billion, up 8 percent year over year. Personal computer, AS/400, and storage product revenues increased from the same period of last year, while RS/6000 revenues fell. System/390 revenues declined from the year-earlier period, although shipments of mainframe computing capacity as measured in MIPS (millions of instructions per second) increased 77 percent. Semiconductor revenues also decreased from the previous year as a result of continuing industry-wide pricing pressures.

Services revenues increased 26 percent to $3.9 billion.   During
the quarter, IBM won a 5-year, $340 million outsourcing contract from Prudential, and the IBM Global Network signed major contracts with Puerto Rico Telephone and Pacific Bell.

Software revenues declined 1 percent to $3.1 billion. The software revenue drop was largely due to a decline in host-based software revenues. Distributed software revenues grew significantly in the quarter compared with the year-earlier period.

Maintenance revenues dropped 7 percent year over year to $1.8 billion, while rentals and financing revenues increased
4 percent to $933 million.

The company's overall gross profit margin for the quarter was
40.2 percent compared with 41.3 percent during the same period of last year and 39.5 percent in the second quarter of 1996.

Total expenses increased 9 percent in the quarter. This increase was due primarily to ongoing restructuring, advertising and promotional expenses associated with the 1996 Olympics, increased investments in customer solutions from IBM's industry-specific business units, and expanded investments in channels and business partners.

The company's tax rate was 35.1 percent in the third quarter compared with 37.3 percent during the same period of last year.

IBM spent approximately $1.3 billion for common share repurchases in the third quarter. The average number of common shares outstanding in the quarter was 521.8 million compared with
564.6 million during the same period of 1995.

Net earnings for the nine months ended September 30, 1996 were $3.8 billion, or $7.16 per common share, excluding charges associated with research and development related to acquisitions in the first quarter of 1996. This compares with net earnings of $4.3 billion, or $7.39 per common share, during the first nine months of 1995, excluding a one-time charge of approximately
$1.8 billion associated with the acquisition of Lotus Development Corporation. Including these charges, IBM's nine-month 1996 net earnings were $3.4 billion, or $6.36 per common share compared with net earnings of $2.5 billion, or $4.19 per common share, during the first nine months of 1995.

Revenues for the nine months ended September 30, 1996 were $52.8 billion, an increase of 6 percent from the $50.0 billion recorded during the same period of last year.

Since December 31, 1995, "core" debt (debt in support of operations, excluding customer financing) increased $542 million to $2.4 billion. Customer financing debt increased $960 million during the same period to $20.7 billion.


Financial Results Attached


             INTERNATIONAL BUSINESS MACHINES CORPORATION
        SUPPLEMENTAL SCHEDULE - COMPARATIVE FINANCIAL RESULTS
                 (EXCLUDES EFFECTS OF ACQUISITIONS IN
             FIRST QUARTER 1996 AND THIRD QUARTER 1995)*

      (Unaudited; Dollars in millions except per share amounts)

                      Three Months             Nine Months
                   Ended September 30      Ended September 30

                                 Percent                 Percent
                   1996    1995   Change   1996    1995   Change
                 ------- ------- ------- ------- ------- -------
Revenue:

 Hardware sales   $8,372  $7,745    8.1% $24,656 $24,131    2.2%
  Gross margin      36.9%   36.1%           35.1%   38.1%

 Services          3,932   3,133   25.5%  10,864   8,619   26.0%
  Gross margin      18.1%   20.2%           19.4%   20.4%

 Software          3,102   3,134   -1.0%   9,334   9,079    2.8%
  Gross margin      68.2%   65.6%           68.9%   65.3%

 Maintenance       1,723   1,849   -6.8%   5,226   5,547   -5.8%
  Gross margin      47.5%   50.7%           47.7%   51.7%

 Rentals
 and financing       933     893    4.4%   2,724   2,644    3.0%

  Gross margin      55.8%   56.3%           56.3%   55.5%


Total revenue     18,062  16,754    7.8%  52,804  50,020    5.6%


Gross profit       7,258   6,921    4.9%  21,218  21,216    ---
  Gross margin      40.2%   41.3%           40.2%   42.4%


Operating expenses:

 S,G&A             4,175   3,858    8.2%  11,761  11,374    3.4%
  % of revenue      23.1%   23.0%           22.3%   22.7%

 R,D&E (1,2)       1,115   1,035    7.7%   3,322   2,922   13.7%
  % of revenue       6.2%    6.2%            6.3%    5.8%

Operating
income             1,968   2,028   -3.0%   6,135   6,920  -11.3%

Other income         183     208  -11.5%     526     692  -23.9%
Interest expense     172     159    8.6%     526     527   -0.2%

Earnings before
income taxes       1,979   2,077   -4.7%   6,135   7,085  -13.4%
  Pre-tax margin    11.0%   12.4%           11.6%   14.2%

Provision for
income taxes         694     775  -10.4%   2,294   2,778  -17.4%
  Effective tax
   rate             35.1%   37.3%           37.4%   39.2%


Net earnings      $1,285  $1,302   -1.4%  $3,841  $4,307  -10.8%
  Net margin         7.1%    7.8%            7.3%    8.6%


Preferred stock
dividends and trans-
action costs           5       5              15      57

Net earnings
applicable to common
shareholders      $1,280  $1,297   -1.4%  $3,826  $4,250  -10.0%
                  ======  ======          ======  ======

Net earnings per
share of common
stock              $2.45   $2.30    6.5%   $7.16   $7.39   -3.1%
                  ======  ======          ======  ======

Average number of
common shares out-
standing (M's)     521.8   564.6           533.3   575.1

* Supplemental information provided for comparative purposes:
  (1) Nine months 1996 excludes $435 million ($.80 per common share) of non-recurring, non-tax deductible charges for purchased in-process research and development in connection with the Tivoli Systems Inc. and Object Technology International Inc. acquisitions in March, 1996.
  (2) Three and nine months 1995 excludes a $1,840 million ($3.26 per common share) non-recurring, non-tax deductible charge for purchased in-process research and development in connection with the Lotus Development Corporation acquisition in July, 1995.


             INTERNATIONAL BUSINESS MACHINES CORPORATION
                   COMPARATIVE FINANCIAL RESULTS

      (Unaudited; Dollars in millions except per share amounts)

                      Three Months             Nine Months
                   Ended September 30      Ended September 30

                                 Percent                 Percent
                   1996    1995   Change   1996    1995   Change
                 ------- ------- ------- ------- ------- -------
Revenue:

 Hardware sales   $8,372  $7,745    8.1% $24,656 $24,131    2.2%
  Gross margin      36.9%   36.1%           35.1%   38.1%

 Services          3,932   3,133   25.5%  10,864   8,619   26.0%
  Gross margin      18.1%   20.2%           19.4%   20.4%

 Software          3,102   3,134   -1.0%   9,334   9,079    2.8%
  Gross margin      68.2%   65.6%           68.9%   65.3%

 Maintenance       1,723   1,849   -6.8%   5,226   5,547   -5.8%
  Gross margin      47.5%   50.7%           47.7%   51.7%

 Rentals
 and financing       933     893    4.4%   2,724   2,644    3.0%
  Gross margin      55.8%   56.3%           56.3%   55.5%


Total revenue     18,062  16,754    7.8%  52,804  50,020    5.6%


Gross profit       7,258   6,921    4.9%  21,218  21,216    ---
  Gross margin      40.2%   41.3%           40.2%   42.4%

Operating expenses:

 S,G&A             4,175   3,858    8.2%  11,761  11,374    3.4%
  % of revenue      23.1%   23.0%           22.3%   22.7%

 R,D&E (1,2)       1,115   2,875  -61.2%   3,757   4,762  -21.1%
  % of revenue       6.2%   17.2%            7.1%    9.5%

Operating income   1,968     188  948.2%   5,700   5,080   12.2%

Other income         183     208  -11.5%     526     692  -23.9%
Interest expense     172     159    8.6%     526     527   -0.2%

Earnings before
income taxes       1,979     237  734.9%   5,700   5,245    8.7%
  Pre-tax margin    11.0%    1.4%           10.8%   10.5%

Provision for
income taxes         694     775  -10.4%   2,294   2,778  -17.4%
  Effective tax
   rate             35.1%  326.6%           40.3%   53.0%


Net earnings
(loss)            $1,285   ($538)   ---   $3,406  $2,467   38.0%
  Net margin         7.1%   -3.2%            6.4%    4.9%


Preferred stock
dividends and trans-
action costs           5       5              15      57

Net earnings (loss)
applicable to common
shareholders      $1,280   ($543)   ---   $3,391  $2,410   40.7%
                  ======  ======          ======  ======

Net earnings (loss)
per share of common
stock              $2.45  ($0.96)   ---    $6.36   $4.19   51.8%
                  ======  ======          ======  ======

Average number of
common shares out-
standing (M's)     521.8   564.6           533.3   575.1

  (1) Nine months 1996 includes $435 million ($.80 per common share) of non-recurring, non-tax deductible charges for purchased in-process research and development in connection with the Tivoli Systems Inc. and Object Technology International Inc. acquisitions in March, 1996.
  (2) Three and nine months 1995 includes a $1,840 million ($3.26 per common share) non-recurring, non-tax deductible charge for purchased in-process research and development in connection with the Lotus Development Corporation acquisition in July, 1995.


           INTERNATIONAL BUSINESS MACHINES CORPORATION
           CONSOLIDATED STATEMENT OF FINANCIAL POSITION

                  (Unaudited; Dollars in millions)


                                        At          At
                              September 30 December 31   Percent
                                      1996        1995    Change
                              ------------ -----------   -------
Assets:

 Cash, cash equivalents,
 and marketable securities          $7,002      $7,701     -9.1%

 Receivables - net, inventories,
 and prepaid expenses               32,377      32,990     -1.9%

 Plant, rental machines,
 and other property - net           16,676      16,579      0.6%

 Investments and other assets       21,941      23,022     -4.7%
                                  --------    --------

Total Assets                       $77,996     $80,292     -2.9%
                                  ========    ========


Liabilities and Stockholders' Equity:

 Short-term debt                   $13,462     $11,569     16.4%
 Long-term debt                      9,669      10,060     -3.9%
                                  --------    --------
 Total debt                         23,131      21,629      6.9%

 Accounts payable, taxes,
 and accruals                       17,609      20,079    -12.3%

 Other liabilities and
 deferred income taxes              15,888      16,161     -1.7%
                                  --------    --------
 Total liabilities                  56,628      57,869     -2.1%

 Stockholders' equity               21,368      22,423     -4.7%
                                  --------    --------
Total Liabilities and
Stockholders' Equity               $77,996     $80,292     -2.9%
                                  ========    ========